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                                                                   Exhibit 11(i)

                            ADMINISTRATIVE AGREEMENT
                            ------------------------

     AGREEMENT made this _______________ day of _______________ 1970, by and between New England Life Variable Annuity Fund I (the "Fund"), a separate investment account established pursuant to Chapter 175 of the Massachusetts General Laws and a registered investment company under the Investment Company Act of 1940 (the "Act") and New England Mutual Life Insurance Company, a Massachusetts corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Fund and the Company wish to enter into an agreement under the terms of which the Company will perform all administrative functions with respect to the Fund and the variable annuity contracts which depend in whole or in party upon the investment performance of the Fund (the "variable annuity contracts") other than the services provided for in the Advisory Agreement between the Fund and Loomis, Sayles & Company, Incorporated, (the "Adviser") the Distribution Agreement between and among the Fund, the Company and NEL Equity Services Corporation (the "Distributor") and the Safekeeping Agreement between the Fund and the Company, (the foregoing agreements being hereinafter referred to as the "related Fund agreements");

     NOW, THEREFORE, in consideration of the covenants and mutual promises of the parties made to each other, it is hereby covenanted and agreed as follows:

          1. The Company will provide or provide for, and bear the cost of, all necessary or appropriate information, facilities and services, other than the services to be provided or paid for by others under the terms
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              of the related Fund agreements, in connection with the
              administration of the variable annuity contracts and the Fund, including but not limited to:

              (a) all legal, actuarial and accounting (other than audits of Fund assets required by the Act) services;

              (b) office space in the offices of the Company or such other place or places as may be agreed upon from time to time, and all necessary office supplies, facilities and equipment;

              (c) necessary executive and other personnel for managing the affairs of the Fund, including personnel to perform clerical, bookkeeping, accounting, stenographic and other office functions;

              (d) compensation and reimbursement of expense, if any, of members of the Board of Managers of the Fund who are directors, officers or employees of the Company or any affiliated person of the Company;

              (e) meetings of variable annuity Contractholders and members of the Board of Managers of the Fund;

              (f) receipt of all amounts representing purchase payments for variable annuity contracts and allocation of such amounts in accordance with the provisions thereof;

              (g) maintenance of books of account and other records of all transactions relating to the Fund as may be necessary or
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                  appropriate to reflect clearly the assets and liabilities
                  thereof and to identify and distinguish the same at all times from the assets and liabilities arising out of other business of the Company.

     2. Notwithstanding the provisions of Section 1 or any other section hereof, the Company shall not be obligated to pay, and the Fund shall pay: (i) any taxes which would be incurred by all assets of the Fund irrespective of the source of such assets or amounts set aside by the Company as a reserve therefor, arising from the income and realized and unrealized capital gains on Fund assets (it being understood that with respect to Fund assets not attributable to variable annuity contracts, any such applicable taxes will not affect the value of accumulation units or annuity units under the contracts); (ii) brokerage commissions and taxes, if any, in connection with the purchase or sale of securities for the account of the Fund and chargeable to the Fund; (iii) amounts payable to the Adviser under the terms of the Advisory Agreement between the Fund and the Adviser; (iv) charges and expenses of independent accountants retained to audit the assets of the Fund as required by the Act; and (v) fees and expenses of members of the Board of Managers who are not directors, officers or employees of the Company or any affiliated person of the Company;

     3. As compensation for the services performed and expense incurred, as described above, the Company shall receive all amounts deducted as administrative expenses from purchase payments made by Contractholders under the several types of variable annuity contracts, as specified in such contracts and in the prospectus with respect to them forming part of the registration statement filed with the Securities and
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Exchange Commission under the Securities Act of 1933. It is understood that the
Company assumes the risk that the above compensation for its services may not prove sufficient to cover its actual expenses in connection therewith and that the Company also assumes certain mortality risks with respect to the contracts. The Company's compensation for assuming such risks shall be included in and limited to the periodic charges for mortality and expense risks assumed made against the assets of the Fund as described in said contracts and prospectus.

     4. The Fund shall cause its books and accounts to be audited periodically as required by the Act but in any event not less than once each year by a reputable, independent public accountant or organization of public accountants who shall render a report to the Fund.

     5. The services of the Company hereunder are not deemed to be exclusive and the Company shall be free to render similar services to others, including without implied limitation such other separate investment accounts as are now or hereafter established by the Company, so long as its services hereunder are not impaired or interfered with thereby.

     6. It is understood that any of the variable annuity Contractholders, members of the Board of Managers, officers, employees and agents of the Fund may be a policyholder, director, officer, employee or agent of, or be otherwise interested in, the Company, any affiliated person of the Company, any organization in which the Company may have an interest or any organization which may have an interest in the Company; that the Company, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the
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validity hereof or of any transaction hereunder except as otherwise provided in the articles of organization or by-laws of the Company or the rules and regulations of the Fund, respectively, or by specific provisions of applicable law.

     7. The Company owns the name "New England Life" and the ship logos, both of which may be used by the Fund only with the consent of the Company, which reserves the right in its discretion to withdraw such consent at any time. Subject to such right, and on the conditions hereinafter provided, the Company consents to the use by the Fund of the name "New England Life Variable Annuity Fund I" or any other name embodying the phrase "New England Life" and of the Company's ship logos, in such form as the Company shall in writing approve, so long as,

          (a) this Agreement, and the Advisory Agreement between the Fund and the Adviser, and the Distribution Agreement between and among the Fund, the Company and the Distributor, shall remain in full force and

          (b) the Fund shall fully perform, fulfill and comply with all provisions of this Agreement and of said Advisory Agreement and Distribution Agreement expressed herein or therein to be performed, fulfilled or complied with by it.

No such name or logos shall be used by the Fund at any time or in any place or for any purpose or under any conditions except as in this section provided. The foregoing authorization by the Company to the Fund to use said phrase and logos as part of or in connection with a business or other name is not exclusive of the right of the Company itself to use, or authorize others to use, the same; the Fund acknowledges and agrees that,
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as between the Company and the Fund, the Company has the exclusive right so to use, or authorize others to use, said phrase and logos; and the Fund agrees to take such action as may reasonably be requested by the Company to give full effect to the provisions of this section (including, without limitation, consenting to such use of said phrase or logos). Without limiting the generality of the foregoing, the Fund agrees that, upon any termination of this Agreement or of said Advisory Agreement or Distribution Agreement by any party or upon the violation of any of the provisions of any of said Agreements by the Fund, the Fund will, at the request of the Company made within six months after the Company has knowledge of such termination or violation, terminate the use of the logos and change the name of the Fund so as to eliminate all reference, if any, to "New England Life", and will not thereafter employ said logos in any way or transact any business in a name containing the phrase "New England Life", in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such name, or otherwise use said logos or the phrase "New England Life" or any other reference to the Company. Such covenants on the part of the Fund shall be binding upon it, the members of its Board of Managers and its officers, variable annuity Contractholders, creditors and all other persons claiming under or through it.

     8. This Agreement may be terminated without the payment of any penalty upon thirty (30) days' written notice by either party to the other. It may be amended or supplemented in writing by mutual agreement of the parties, provided the same shall not be in violation of any law or regulation including those administered by the Securities and Exchange Commission and the State Insurance Commissioners.\
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     9.   This Agreement shall be governed by and construed in accordance with the laws of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                   NEW ENGLAND LIFE VARIABLE ANNUITY FUND I

                   By
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                   NEW ENGLAND MUTUAL LIFE INSURANCE COMPANY

                   By
                     -----------------------------------------